FORM OF STRUCTURING FEE AGREEMENT


                                                               October [o], 2005

Wachovia Capital Markets, LLC
[o]

Ladies and Gentlemen:

      Reference is made to the Purchase Agreement dated October [o], 2005 (the "Purchase Agreement"), by and among Evergreen International Balanced Income Fund (the "Fund"), Evergreen Investment Management Company, LLC (the "Investment Adviser"), First International Advisors, LLC, d/b/a Evergreen International Advisors, Analytic Investors, Inc. and each of the Underwriters named therein, with respect to the issue and sale of the Fund's common shares of beneficial interest (the "Common Shares"), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

      1. Fee. In consideration of your services in offering advice relating to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Shares, the Investment Adviser shall pay a fee to you in the aggregate amount of $[o] (the "Fee"), which is [o]% of the total initial price to the public of the Common Shares offering hereby. The Fee shall be paid on or before [o], 2005, and shall be made by wire transfer to the order of Wachovia Capital Markets, LLC.


      2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.


      3. Indemnification. The Investment Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Not an Investment Adviser. The Investment Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

      5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

      6. Assignment. This Agreement may not be assigned by any party without prior written consent of the other party.

      7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      This Agreement shall be effective as of the date first written above.

                                  [END OF TEXT]


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

                                         EVERGREEN INVESTMENT MANAGEMENT
                                         COMPANY, LLC


                                         By: __________________________________
                                             Name:
                                             Title:

Agreed and Accepted:

WACHOVIA CAPITAL MARKETS, LLC


By: ________________________________
    Name:
    Title:

                            Indemnification Agreement

                                                             October [o], 2005

Wachovia Capital Markets, LLC
[o]

Ladies and Gentlemen:

      In connection with the engagement of Wachovia Capital Markets, LLC ("Wachovia") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Structuring Fee Agreement dated October [o], 2005 between the Company and Wachovia (the "Agreement"), in the event that Wachovia becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold Wachovia harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of Wachovia. In addition, in the event that Wachovia becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse Wachovia for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Wachovia in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders and affiliates and other constituencies, on the one hand, and Wachovia, on the other hand, in the matters contemplated by the Agreement or
(ii) if (but only if and to the extent) the  allocation  provided  for in clause
(i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Wachovia has been retained to perform financial services bears to the fees paid to Wachovia under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Wachovia is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Wachovia pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Wachovia, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Wachovia is an actual or potential party to such Proceeding,


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

without Wachovia's prior written consent. For purposes of this Indemnification Agreement, Wachovia shall include Wachovia, any of its affiliates, each other person, if any, controlling Wachovia or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Company agrees that neither Wachovia nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of Wachovia in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND WACHOVIA CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST WACHOVIA OR ANY INDEMNIFIED PARTY. EACH OF WACHOVIA AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


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

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Wachovia's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                         Very truly yours,

                                         EVERGREEN INVESTMENT MANAGEMENT
                                         COMPANY, LLC


                                         By: __________________________________
                                             Name:
                                             Title:

Accepted and agreed to as of
the date first above written:

WACHOVIA CAPITAL MARKETS, LLC


By: __________________________________
    Name:
    Title:


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